Exhibit 99.1

Faraday Future Announces that it has Signed a Definitive Agreement with FFR to
Combine FFAI’s Full Robotics Business at Approx. $200 Million Valuation and $2.246
Per Share, Representing Approximately 50 Percent Premium

●	Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“FFAI”) and FF EAI Robotics Ecosystem Inc. (NASDAQ: FFR) (formerly AIxCrypto Holdings, Inc. and AIXC) (“FFR”) signed definitive agreements on October 12, 2026, for FFR to acquire FFAI’s robotics assets and business in an all-stock transaction.

●	FFR to become the First U.S.-Listed Pure-Play Humanoid and Bionic EAI Robotics Company under the agreement.

●	The parties agreed on a valuation of approximately $200 million for FFAI’s robotics business and approximately $60 million for FFR on a fully diluted basis. The closing is expected to be completed by the end of October 2026.

●	FFR will issue shares to FFAI at $2.246 per share, representing a premium of approximately 50% to FFR’s closing price of $1.50 on the signing date of October 12, 2026 and approximately 55% to the closing price of $1.45 on October 13, 2026.

●	FFAI to upgrade from EAI vehicle manufacturing to a Robotaxi Sharing Network and AI VisiCabin technology operator, joining forces with RoboShare to build a lighter-asset shared mobility model.

●	The transaction was approved by the respective special committees comprising disinterested independent directors of FFAI and FFR, and is supported by a fairness opinion issued by an independent financial advisor engaged by FFR’s special committee.

●	FFR has secured its first round of PIPE financing of up to $10 million. The financing is priced at market, with no discount or no warrants.

●	Upon closing of the acquisition transaction and PIPE financing, on an as-converted, fully diluted basis, FFAI will hold approximately 65.7% of FFR, with all newly issued shares received in this transaction subject to an 18-month lockup, management and employees approximately 18.2%, PIPE investors approximately 5.5%, and other FFR stockholders approximately 10.7%. PIPE investors may not sell their shares within six months or before the resale registration statement becomes effective. FFAI, management and employees, and PIPE investors will collectively hold approximately 89.3%. Excluding these holdings, the freely tradable public float will consist of approximately 13 million shares, representing approximately 10.7% of the total.

●	From FFAI’s perspective, upon completion of the transaction, FFAI will remain FFR’s majority and controlling stockholder, allowing it to continue participating in the future value creation of the robotics business. Subject to applicable conditions, FFAI expects to consolidate FFR’s financial statements, which could improve the relevant financial metrics, with the goal of maximizing stockholder value as soon as possible.

●	Following closing, FFAI is expected to be the majority and controlling stockholder of FFR, which aims to become the first U.S.-listed pure-play “Four-Core Full-Stack AI” humanoid and bionic EAI robotics ecosystem company, targeting a top-three overall ranking in the EAI robotics industry over the next five years.

●	In less than a year, FFAI’s EAI robotics business has made progress exceeding expectations. FFAI has completed Phase One of the “Built in USA” Acceleration Program and is advancing the “One-Brain Multi-Form Multi-Capability” FF EAI Robot World 2.0. FFAI has launched 24 products across three robot forms and begun customer deliveries.

●	By the end of September, cumulative EAI Device sales and shipments reached 817 units. In the second quarter, the average gross margin on FFAI’s robotics products exceeded 30%, and cumulative revenue was approximately $1.52 million.

●	Under preliminary projections prepared by FFAI management for its robotics business, revenue for 2026 is projected to reach approximately $7 million, with a gross margin of 10%; revenue for 2027 is projected to reach approximately $45 million, with a gross margin of 30.5%. Cumulative revenue from 2026 through 2030 is projected to reach approximately $1.98 billion, with gross margin expected to increase to 54% in 2030 and cumulative EAI Device sales from 2026 to 2030 exceeding 130,000 units.

●	FFR’s governance framework will draw on the governance arrangements between FF Global Partners LLC and FFAI to support leadership continuity, strategic oversight, and long-term execution, with the aim of making the Company one of the most valuable EAI companies in the Physical AI era.

●	FFAI expects that the separate listing of the robotics business through FFR will sharpen its focus on Physical AI and EAI robotics, accelerate commercialization at scale, improve capital efficiency and financial transparency, and unlock value for FFAI stockholders.

Los Angeles, CA (October 14, 2026) — Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future,” “FF,” or the “Company”), a California-based global Embodied AI (“EAI”) ecosystem company, today announced that it has signed definitive agreements with FF EAI Robotics Ecosystem Inc. (NASDAQ: FFR) (renamed from AIxCrypto Holdings, Inc. and AIXC) for FFR to acquire FFAI’s full robotics ecosystem business at an agreed valuation of approximately $200 million.

The transaction advances the parties’ previously announced transaction process to the definitive agreement stage. Its structure has been simplified to facilitate execution and closing. Following closing, FFR will become the first U.S.-listed pure-play “Four-Core Full-Stack AI” humanoid and bionic EAI robotics ecosystem company, with the goal of maintaining a top three overall ranking in the EAI robotics industry over the next five years.

FFAI plans to adopt an upgraded operating model inspired by Berkshire Hathaway and Alphabet and upgrade from EAI vehicle manufacturing to a Robotaxi Sharing Network and AI VisiCabin technology operator, joining forces with RoboShare to build a lighter-asset shared mobility model. Following the strategic upgrade, FFAI plans to work with RoboShare to expand shared mobility, Robotaxi and EAI cabin businesses; explore integrating FF’s “3rd aiSpace” (Intelligent Cabin) into shared vehicles; and facilitate the connection of FFAI vehicles to the Robotaxi network. These efforts are intended to create synergies among vehicles, cabin experiences, and shared operations. By leveraging RoboShare’s sharing platform and operational capabilities, FFAI also plans to pursue opportunities in vehicle-asset onboarding, operations and user services.

Share Issuance at $2.246 per Share, a Premium to FFR’s Market Price

Under the definitive agreements, the parties agreed on a valuation of approximately $200 million for FFAI’s robotics business and approximately $60 million for FFR on a fully diluted basis. The agreed transaction values reflect the parties’ mutual recognition of the strategic value of their respective businesses and are not based solely on prevailing market prices.

The definitive agreements advance the transaction from the previously announced non-binding term sheet to a signed contractual framework. The special stock dividend mechanism contemplated in the earlier term sheet is not part of the definitive transaction. Its removal simplifies the transaction structure and is intended to support efficient execution and closing.

The parties’ agreed valuation of approximately $60 million for FFR reflects its Nasdaq-listed platform, existing shareholder base and trading infrastructure, relatively simple balance sheet and capitalization structure, existing RoboShare business, and financial assets, including cash, cash equivalents, note receivables and certain investments, including investments in FFAI. FFR’s existing RoboShare platform also offers potential synergies with the acquired robotics business across sales, leasing, deployment and recurring services. Following the transaction, FFR will emerge as a Nasdaq-listed company with an established shareholder base, a relatively simple balance sheet, minimal debt, and no outstanding convertible notes, providing the robotics business with direct access to U.S. capital markets.

Pryor Cashman serves as legal counsel to FFAI. Loeb & Loeb LLP serves as legal counsel to the FFR Special Committee. Advanture Capital Solutions LLC is acting as independent financial advisor to FFR’s Special Committee and has rendered a fairness opinion to FFR’s Special Committee.

FFR Has Secured Up to $10 Million in PIPE Financing with No Discount

FFR has secured up to $10 million in first-round PIPE financing. The financing is priced at market, with no discount, no warrants, and low associated financing costs, and is structured to minimize equity dilution. To best support investor interests, FFR limited the offering to approximately $10 million to meet its current funding needs while reducing unnecessary equity dilution.

Upon closing, on an as-converted, fully diluted basis, FFAI will hold approximately 65.7% of FFR, with all newly issued shares received in this transaction subject to an 18-month lockup. Management and employees will hold approximately 18.2%, PIPE investors approximately 5.5%, and other FFR stockholders approximately 10.7%. PIPE investors may not sell their shares within six months or before the resale registration statement becomes effective. FFAI, management and employees, and PIPE investors will collectively hold approximately 89.3%. Excluding these holdings, the freely tradable public float will consist of approximately 13 million shares, representing approximately 10.7% of the total.

These estimates are subject to confirmation and may change based on the final transaction capitalization and PIPE terms.

The financing will further strengthen FFR’s capital base and provide resources to advance its “Four-Core Full-Stack AI” strategy, supporting product R&D, commercialization, and scaled deployment of the robotics ecosystem.

Upon completion of the financing, the Company will have additional resources for business development, R&D investment, and market expansion. For stockholders and investors, lower financing costs and limited equity dilution are expected to further improve the Company’s capital structure and support the realization of the robotics business’s long-term value.

FFR Aims to Achieve and Maintain a Top Three Comprehensive Ranking in the EAI Robotics Industry

The Company is building a full-lifecycle robotics business spanning research and development, supply chain, manufacturing, sales, deployment, data, and operations, centered on its “Four-Core Full-Stack AI” ecosystem.

Under preliminary projections prepared by FFAI management for the FF EAI Robotics business on a standalone basis, revenue is projected to reach approximately $7 million in 2026 and $45 million in 2027. The projections contemplate positive gross margin in 2026, gross margin of approximately 30% in 2027 and approximately 54% in 2030, cumulative revenue of approximately $1.98 billion from 2026 through 2030, and positive operating cash flow in the third quarter of 2028. Cumulative financing requirements before then are projected to be no more than $150 million, implying low dilution for stockholders and financing needs well below those of industry peers.

FFAI management projects EAI Device sales of 2,001 units in 2026 and 7,400 units in 2027, with cumulative sales exceeding 130,000 units over five years. The projections also contemplate more than 19 million hours of cumulative data supply over five years and approximately $300 million in cumulative research and development investment over the same time period.

As the EAI Brain and Developer Platform, Industry Productivity Solutions, EAI Data Factory and related services develop, ecosystem revenue is projected to grow from 22% of total revenue in 2026 to 49% by 2030. These projections were prepared by FFAI management and have not been adopted by FFR as Company guidance. Actual results may differ materially.

Board, Governance Framework and Employee Incentives Support Leadership Continuity and Long-Term Execution

To support the continuity and long-term execution of the robotics business after closing, the transaction includes arrangements covering employee incentives, key employee retention, governance, and Board composition. As part of these arrangements, outstanding employee stock-option incentives associated with the FF EAI Robotics business will be assumed and converted, at the agreed exchange ratio, into stock options of FFR. The structure is intended to align the long-term interests of the core team with FFR’s development and long-term value creation.

Key employees are expected to be retained and to enter into employment agreements, which are important conditions to closing. Key management will continue to support both FFR and FFAI, helping preserve the talent and business capabilities needed to support the robotics business.

FFR’s governance framework is expected to be similar to the governance arrangements between FF Global Partners LLC and FFAI, intended to support leadership continuity, strategic oversight and long-term execution under the founding team’s leadership, while providing additional protections at the Board level. The final arrangements will be described in FFR’s filings with the SEC.

Independent Listing Is Intended to Highlight the Value of the Robotics Business

For two years following closing, FFAI and its affiliates have agreed to observe non-competition restrictions in territories where FFR and its affiliates conduct robotics business.

For FFAI and its stockholders, the transaction anchors the agreed value of the robotics business and releases it through a standalone public-company platform, while FFAI is expected to be the majority and controlling stockholder of FFR and continues to participate in the robotics business.

Next, FFAI will work with FFR to advance the transaction closing in an orderly manner. The closing is expected to be completed by the end of October.  Upon completion of the transaction, FFAI will announce its next-stage strategy and business plan.

“This agreement will help us grow the business, develop our technology, and build our AI systems,” said YT Jia, Founder and Global Chief Executive Officer of Faraday Future. “This marks a new beginning for both companies and an important step for EAI and Physical AI as they move from exploration to building an industry together making a major leap forward which will give the robotics business a dedicated public-company platform alongside RoboShare’s capabilities.”

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to reshaping the future of robotics and mobility solutions through AI innovation and technologies. FF focuses on two major product strategies within the Embodied AI (EAI) robotics business: EAI humanoid and bionic robots, and EAI automotive-focused robots. By building a “Four-Core Full-Stack AI” ecosystem of EAI Brain and Developer Platform, EAI Devices, Industry Productivity Solutions and EAI Data Factory, FF aims to create an evolutionary flywheel: scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capability, and even larger-scale delivery and deployment. Through this flywheel, FF seeks to maximize its commercial value and lead to the advancement of Physical AI. For more information, please visit Faraday Future’s official website: https://www.ff.com/

FORWARD-LOOKING STATEMENTS

This communication, including any presentation, press release, investor materials or other document of which it forms a part, contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws, regarding Faraday Future Intelligent Electric Inc. (“FFAI,” the “Company,” “us,” “our,” or “we”) and our industry. All statements, whether written or oral, other than statements of historical fact, including any financial projections and any statements regarding future events, our strategy, the proposed disposition of the FF EAI Robotics business, the projections referenced in this communication and the anticipated benefits and timing of the foregoing, our objectives, expectations, or anticipated actions or results, are forward-looking statements. You can often identify forward-looking statements by words such as “may,” “might,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” “likely,” or “continue,” or the negative of these terms or other similar expressions; the absence of these words does not mean a statement is not forward-looking. These statements reflect our current expectations and projections about future events as of the date of this Communication and are necessarily based on estimates and assumptions that, while considered reasonable by management, are inherently uncertain. FFAI can give no assurance that such forward-looking statements or financial projections will prove to be correct.

Actual results may differ materially from those expressed or implied by these forward-looking statements as a result of numerous risks and uncertainties, both general and specific. Important factors that may affect actual results or outcomes include, among others: the Company’s ability to consummate the sale of the Company’s robotics business to FFR in a timely manner, if at all; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations, which it currently lacks; the availability of sufficient share capital to meet its current obligations and execute on its strategy; the willingness of convertible debt investors to fund the Company; FFR’s ability to successfully integrate and operate the robotics business; tariff uncertainty for imported products, particularly from China; demand from automobile dealers for robotics products; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which is substantial; the Company’s ability to secure an occupancy certificate covering all of its Hanford facility; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of substantial losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; demand for the robotics products; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; the ability to build an EAI education ecosystem that serves both the B2C consumer market and the B2B institutional education market; the acceptance by teachers and students of the Company’s robotics products in the education market; the ability of to expand into additional markets for its robotics products; the reliance on a single OEM for most of the robotics products; the reliance on Chinese OEMs for all of the robotics products; the possibility of the federal government banning imports of Chinese robotics products; the ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEMs to timely supply robotics; the early stage of RoboShare and the risk that customer demand, repeat demand, pricing, utilization or unit economics do not develop as anticipated; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s and FFR’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 13, 2026; the quarter ended March 31, 2026, filed with the SEC on May 14, 2026; and Form 10-K filed with the SEC on March 31, 2026, and other documents filed by the Company from time to time with the SEC.

The projections referenced in this communication were not prepared with a view toward public disclosure or toward compliance with the published guidelines of the Securities and Exchange Commission or the American Institute of Certified Public Accountants regarding prospective financial information, and no independent registered public accounting firm has examined, compiled or performed any procedures with respect to them, and none expresses an opinion or any other form of assurance with respect to them. The projections reflect estimates and assumptions that are inherently uncertain and subject to change, including through due diligence and the review of our special committee and its financial advisor. Actual results are likely to differ, and may differ materially.

The forward-looking statements in this communication speak only as of the date hereof. Except as required by law, neither FFAI nor any other person undertakes any obligation to update or revise any forward-looking statement or financial projection set out herein, whether as a result of new information, future events or otherwise. This communication is provided for informational purposes only, does not constitute an offer to sell or the solicitation of an offer to buy any security, and does not constitute investment, tax or legal advice or any investment recommendation, and does not take into account the investment objectives or financial situation of any person. FFAI reserves the right to amend or replace the information contained herein, in whole or in part, at any time, and undertakes no obligation to notify any recipient thereof. Readers are cautioned not to place undue reliance on these forward-looking statements. This caution is made under, and these forward-looking statements are intended to be covered by, the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

CONTACTS

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com